Exhibit 4.12

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 13, 2007, among Progressive Gaming International Corporation, a Nevada corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the date hereof or, if later, the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.10 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Cooley Godward Kronish LLP, with offices located at 4401 Eastgate Mall, San Diego, California 92121-1909.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Credit Facility” means that certain Amended and Restated Financing Agreement, dated as of August 4, 2006, by and among the Company, the subsidiaries of the Company thereto, the Lenders (as defined therein) from time to time party thereto, Ableco Finance LLC, as Collateral Agent (as defined therein), and Ableco Finance LLC, as Administrative Agent (as defined therein), as amended from time to time.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Indenture” means that certain Indenture, dated August 22, 2001, by and among the Company, U.S. Bank, National Association (as successor to Firstar Bank, N.A.) and the Guarantors (defined therein) related to the Company’s 11.875% Senior Secured Notes due 2008.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(n).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.5.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.5.

“Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means August 17, 2007.

“Per Share Purchase Price” equals $4.50.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” (as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act) of the Company.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market, or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means U. S. Stock Transfer Corporation, the current transfer agent of the Company, with a mailing address of 1745 Gardena Avenue, Glendale, CA 91204 and a facsimile number of (818) 502-0674, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount. The Closing shall take place at the offices of the Company Counsel on the Closing Date or at such other location or time as the parties may agree.

2.2 Closing Deliveries. (a) On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) this Agreement duly executed by the Company;

(ii) a copy of irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(iii) a certificate of the Transfer Agent with respect to the number of outstanding shares of Common Stock of the Company as of a recent practicable date;

(iv) an Officer’s Certificate and Secretary Certificate, each in a form reasonably acceptable to the Company and the Investors, duly executed by such officers of the Company;

(v) certificates of good standing of the Company dated as of a recent practicable date in its jurisdiction of incorporation and in each jurisdiction in which qualification to do business as a foreign corporation is required, except where failure to so qualify would not have a Material Adverse Effect;

(vi) a legal opinion of Company Counsel, in the form of Exhibit B hereto, addressed to the Investors; and

(vii) the Registration Rights Agreement, duly executed by the Company.

(b) On or prior to the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) this Agreement duly executed by such Investor;

(ii) its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(iii) the Registration Rights Agreement, duly executed by such Investor.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties as of the date hereof to each Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any and all Liens (other than Liens existing under the Credit Facility or the Indenture, and other than restrictions on the transfer of Subsidiary shares under gaming laws), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is party to any material joint venture, nor has any ownership interest in any entity that is material to the Company except in each case as disclosed in the SEC Reports.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the material provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or

Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to receipt of the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by federal or state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) such consents or waivers as may be required under registration rights agreements entered into in connection with business acquisitions effected prior to the date of this Agreement, (vi) the filing of any requisite notices with the applicable Trading Market and (vii) those that have been made or obtained prior to the date of this Agreement, including without limitation, with respect to the Credit Facility (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens created by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g) Capitalization. The number of shares and types of all authorized capital stock of the Company and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans as of March 31, 2007, is set forth in the SEC Reports. The number of shares and types of all outstanding capital stock of the Company is set forth in the SEC Reports, other than additional shares of Common Stock issued pursuant to the exercise of stock options under the Company’s stock option plans, shares of Common Stock issued pursuant to the Company’s employee stock purchase plans and shares of Common Stock issued pursuant to the conversion or exercise of Common Stock Equivalents, each as described in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares and as specified in the SEC Reports, and other than stock options granted pursuant to the Company’s stock option plans following March 31, 2007, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports, forms and schedules required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, as amended, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports, when filed, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, as amended, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered any material method of accounting, or changed auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of, or in receipt of notice that it is in violation of, any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment and labor matters and, to its knowledge, privacy, except as specifically disclosed in the SEC Reports or in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(m) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens existing under the Credit Facility or the Indenture and except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases valid, subsisting and enforceable against the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance with such leases, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Reports, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person and the Company has no knowledge of any such violation or infringement. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for enterprises of similar size and stage of development in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary required to be disclosed in the SEC Reports (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s fiscal quarter ended March 31, 2007 (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r) Certain Fees. Roth Capital Partners, LLC will receive brokerage or finder fees or commissions payable by the Company with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(s) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(a)-(f), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-3 promulgated under the Securities Act. Except as specified in Disclosure Schedule 3.1(s), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(t) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the twelve months preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(w) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(x) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(y) Insolvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not, be Insolvent. For purposes of this Agreement, “Insolvent” shall mean, with respect to any Person, that (i) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (ii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(z) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with by the Company, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has received timely extensions therefor, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to do so would not have or reasonably be expected to result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Undisclosed Liabilities. No event, liability, development or circumstance has occurred or exists with respect to the Company or its respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder relating to an issuance and sale by the Company of its securities and which has not been timely reported in accordance with such rules and regulations of the Commission.

(cc) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company, is now, or expects to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract, agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state and local laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no complaints or charges against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or its Subsidiaries of any individual, that would be reasonably likely to result in a Material Adverse Effect.

(dd) Subsidiary Rights. Except as set forth in the Credit Facility and the Indenture, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants as of the date hereof to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by the Transaction Documents has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Intent. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and at the Closing will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(g) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) or otherwise sought to hedge its position in the Securities since the earlier of (i) the time that such Investor first contacted, or was first contacted by, the Company or Roth Capital Partners, LLC regarding the investment in the Company contemplated by this Agreement, or (ii) 30 days prior to the date hereof. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Such Investor has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company such Investor will maintain, the confidentiality of any disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Such Investor understands and acknowledges, that the Commission currently takes the position that coverage of Short Sales “against the box” prior to the Effective Date is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

(h) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or

Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(i) Limited Ownership. The purchase by such Investor of the Securities issuable to it at the Closing will not result in such Investor (individually or together with any other Person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement.

(b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may deliver pledged or secured Securities to the pledgees or secured parties. Such a pledge or delivery would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Subject to the Company’s receipt of the documentation set forth in clause (1) or (2) of this sentence, following the earlier of (i) the Effective Date or (ii) Rule 144(k) becoming available for the resale of Shares, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing the applicable Shares without legend upon receipt by such Transfer Agent of the legended certificates for such Shares, together with either (1) a customary representation by the Investor in a form reasonably acceptable to the Company that Rule 144(k) applies to the Shares related thereto or (2) a statement by the Investor that such Investor has sold the Shares related thereto in accordance with the Plan of Distribution contained in and pursuant to the Registration Statement. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s applicable Shares to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates under this Section, if unlegended certificates are not delivered to an

Investor within five (5) Trading Days of submission by that Investor of legended certificate(s) to the Transfer Agent as provided above (the “Delivery Date”), and if after such Delivery Date and prior to the receipt of such unlegended certificates, the Investor or the Investor’s broker purchases (in an open market transaction or otherwise from a third party) shares of Common Stock to deliver in satisfaction of a sale by the Investor of the Shares which the Investor anticipated receiving upon such request (a “Buy In”), then the Company shall (1) pay in cash to the Investor the amount by which (x) the Investor’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Investor on the Delivery Date by (B) the closing bid price of the Common Stock on the Delivery Date and (2) deliver to such Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery obligations hereunder. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy In.

4.2 Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing, respectively. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed except that the Company shall not be required to timely make any such filing or notice with the Trading Market to the extent such failure to timely make any such filing or notice would not have a Material Adverse Effect. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without providing such Investor reasonable opportunity to review such disclosure or filing prior to its disclosure or filing, except to the extent such disclosure or filing is required by law or Trading Market regulations.

4.5 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees, Affiliates and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any breach or inaccuracy of any representation or warranty made by the Company in this Agreement. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party, provided, that the failure of any Investor Party to give such notice shall not relieve the Company of its obligations under this Agreement except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Company. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Section 4.5 (i) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents.

4.6 Certain Trading Activities. Prior to the earliest to occur of (a) the termination of this Agreement or (b) the earlier of (i) the Effective Date, or (ii) the Effectiveness Date (as defined in the Registration Rights Agreement), no Investor will, nor will any Person acting on such Investor’s behalf or pursuant to any understanding with it, engage, directly or indirectly, in any transaction in the Securities involving (a) any Short Sales, whether or not against the box, the establishment of any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Securities, the borrowing or pre-borrowing of any shares of

Common Stock, or the granting of any other right (including, without limitation, any put or call option) with respect to Securities, or the hedging of its position in the Securities, or (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the Securities acquired hereunder.

4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except as otherwise required by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company.

4.8 Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for the repayment of amounts due under the Credit Facility and for general corporate purposes, which may include working capital and reduction of contractual obligations.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, except that representations and warranties that are qualified by materiality shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(g) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation;

(h) No Stop Order. No stop order or suspension of trading shall have been imposed by the Trading Market, the SEC or any other government or regulatory body with respect to public trading in the Common Stock; and

(i) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5 herein.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b)

(e) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation;

(f) No Stop Order. No stop order or suspension of trading shall have been imposed by the Trading Market, the SEC or any other government or regulatory body with respect to public trading in the Common Stock; and

(g) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5 herein.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission and reasonably promptly following such transmission sends such notice or communication via U.S. mail or overnight courier) at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Progressive Gaming International Corporation
920 Pilot Road
Las Vegas, Nevada 89119
Facsimile No.: (702) 896-2461
Telephone No.: (702) 896-3890
Attention: Chief Financial Officer

With a copy to:	Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121-1909
Facsimile No.: (858) 550-6070
Telephone No.: (858) 550-6420
Attention: Steven M. Przesmicki, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by (i) the Company, (ii) William Blair & Company, L.L.C. and (iii) Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5 Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of each Investor and the Company; and

(b) by the Company or any Investor (as to such Investor but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 5:00 p.m. (New York City time) on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Other than in connection with a merger, consolidation, sale of all or substantially all of the Company’s assets or other similar change in control transaction, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors holding a majority of the Shares. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 (as to each Investor Party).

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10 Survival. The representation and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one year.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a .“pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .“pdf” signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties shall use their commercially reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant(s) for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor’s obligations hereunder are expressly not conditioned on the purchase by any or all of the other Investors of the Shares. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. The Company’s obligations to each Investor under this Agreement are identical to its obligations to each other Investor other than such differences resulting solely from the number of Securities purchased by each Investor, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and an Investor.

6.18 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	Chief Financial Officer

[Signature Pages For Investors Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Neal Goldman IRA

By:	/s/ Neal Goldman
Name:	Neal Goldman IRA
Title:

Investment Amount: $337,500.00

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

c/o: Goldman Capital Management

Street: 320 Park Avenue, 10th Floor

City/State/Zip: New York, NY 10022

Attention: Neal Goldman

Tel:	(212) 415-7260

Fax:	(212) 415-7265

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Goldman Capital Management

Street: 320 Park Avenue, 10th Floor

City/State/Zip: New York, NY 10022

Attention: Neal Goldman

Tel:	(212) 415-7260

Fax:	(212) 415-7265

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

MicroCapital Fund Ltd.

By:	/s/ Chris Jarrous
Name:	Chris Jarrous
Title:	Director

Investment Amount: $495,000.00

Tax ID No.: None [Offshore Entity]

ADDRESS FOR NOTICE

c/o: MicroCapital LLC

Street: 623 Fifth Avenue, Suite 2502

City/State/Zip: New York, NY 10022

Attention: John Ivanac

Tel:	(212) 692-6338

Fax:	(212) 692-6319

DELIVERY INSTRUCTIONS
(if different from above)

c/o: UBS Securities LLC

Street: 1285 Avenue of the Americas, 9th Floor

City/State/Zip: New York, NY 10019

Attention: Radek Toman

Tel:	(212) 713-8966

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

MicroCapital Fund LLP

By:	/s/ Chris Jarrous
Name:	Chris Jarrous
Title:	Senior Vice President

Investment Amount: $1,485,000.00

Tax ID No.: 52-2286453

ADDRESS FOR NOTICE

c/o: MicroCapital LLC

Street: 623 Fifth Avenue, Suite 2502

City/State/Zip: New York, NY 10022

Attention: John Ivanac

Tel:	(212) 692-6338

Fax:	(212) 692-6319

DELIVERY INSTRUCTIONS
(if different from above)

c/o: UBS Securities LLC

Street: 1285 Avenue of the Americas, 9th Floor

City/State/Zip: New York, NY 10019

Attention: Radek Toman

Tel:	(212) 713-8966

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Raven Partners, L.P.

By:	/s/ Robert J. Law
Name:	Robert J. Law
Title:	Vice President–Koyah Ventures, LLC-GP

Investment Amount: $18,225.00

Tax ID No.: 94-3382663

ADDRESS FOR NOTICE

c/o: ICM Asset Management, Inc.

Street: 601 W. Main Avenue, Suite 600

City/State/Zip: Spokane, WA 99201

Attention: Robert J. Law

Tel:	(509) 455-3588

Fax:	(509) 444-4500

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Banc of America Securities, LLC

Street: 100 West 33rd St., 3rd Floor

City/State/Zip: New York, NY 10001

Attention: Retail Cashiering Cage/NYI 509-03-21

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Los Angeles County Employee Retirement Associations – Lacera

By:	/s/ Robert J. Law
Name:	Robert J. Law
Title:	Executive Vice President
ICM Asset Management, Inc.
Investment Advisor

Investment Amount: $2,566,350.00

Tax ID No.: 95-6039490

ADDRESS FOR NOTICE

c/o: ICM Asset Management, Inc.

Street: 601 W. Main Avenue, Suite 600

City/State/Zip: Spokane, WA 99201

Attention: Robert J. Law

Tel:	(509) 455-3588

Fax:	(509) 444-4500

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Mellon Securities Trust Co.

Street: 120 Broadway, 13th Floor

City/State/Zip: New York, NY 10271
Ref: Lacera, LCRF 0337002

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Koyah Leverage Partners, L.P.

By:	/s/ Robert J. Law
Name:	Robert J. Law
Title:	Vice President–Koyah Ventures, LLC-GP

Investment Amount: $115,425.00

Tax ID No.: 91-1885062

ADDRESS FOR NOTICE

c/o: ICM Asset Management, Inc.

Street: 601 W. Main Avenue, Suite 600

City/State/Zip: Spokane, WA 99201

Attention: Robert J. Law

Tel:	(509) 455-3588

Fax:	(509) 444-4500

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Banc of America Securities, LLC

Street: 100 West 33rd St., 3rd Floor

City/State/Zip: New York, NY 10001

Attention: Retail Cashiering Cage/NYI 509-03-21

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Fort Mason Partners, LP

By:	/s/ Marshall Jensen
Name:	Marshall Jensen
Title:	Managing Director, Authorized Signatory

Investment Amount: $164,430.00

Tax ID No.: 20-2009438

ADDRESS FOR NOTICE

c/o: Fort Mason Capital, LLC

Street: 580 California Street, Suite 1025

City/State/Zip: San Francisco, CA 94104

Attention: Marshall Jensen and David Smolen

Tel:	(415) 288-8100

Fax:	(415) 288-8113

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Fort Mason Capital, LLC

Street: 580 California Street, Suite 1025

City/State/Zip: San Francisco, CA 94104

Attention: Marshall Jensen and David Smolen

Tel:	(415) 288-8100

Fax:	(415) 288-8113

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Fort Mason Master, LP

By:	/s/ Marshall Jensen
Name:	Marshall Jensen
Title:	Managing Director, Authorized Signatory

Investment Amount: $2,535,570.00

Tax ID No.: 98-0442713

ADDRESS FOR NOTICE

c/o: Fort Mason Capital, LLC

Street: 580 California Street, Suite 1025

City/State/Zip: San Francisco, CA 94104

Attention: Marshall Jensen and David Smolen

Tel:	(415) 288-8100

Fax:	(415) 288-8113

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Fort Mason Capital, LLC

Street: 580 California Street, Suite 1025

City/State/Zip: San Francisco, CA 94104

Attention: Marshall Jensen and David Smolen

Tel:	(415) 288-8100

Fax:	(415) 288-8113

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Pierce Diversified Strategy Master Fund LLC, Ena

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

Investment Amount: $193,500.00

Tax ID No.: 20-3911089

ADDRESS FOR NOTICE

c/o: Pierce Diversified Strategy Master Fund LLC, Ena

Street: One Ferry Building, Suite 255

City/State/Zip: San Francisco, CA 94111

Attention: Adam Epstein

Tel:	(415) 677-1579

Fax:	(415) 677-1580

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Pierce Diversified Strategy Master Fund LLC, Ena

Street: One Ferry Building, Suite 255

City/State/Zip: San Francisco, CA 94111

Attention: Adam Epstein

Tel:	(415) 677-1579

Fax:	(415) 677-1580

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Enable Opportunity Partners LP

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

Investment Amount: $387,000.00

Tax ID No.: 20-1204059

ADDRESS FOR NOTICE

c/o: Enable Opportunity Partners LP

Street: One Ferry Building, Suite 255

City/State/Zip: San Francisco, CA 94111

Attention: Adam Epstein

Tel:	(415) 677-1579

Fax:	(415) 677-1580

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Enable Opportunity Partners LP

Street: One Ferry Building, Suite 255

City/State/Zip: San Francisco, CA 94111

Attention: Adam Epstein

Tel:	(415) 677-1579

Fax:	(415) 677-1580

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Enable Growth Partners LP

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

Investment Amount: $3,289,500.00

Tax ID No.: 75-3030215

ADDRESS FOR NOTICE

c/o: Enable Growth Partners LP

Street: One Ferry Building, Suite 255

City/State/Zip: San Francisco, CA 94111

Attention: Adam Epstein

Tel:	(415) 677-1579

Fax:	(415) 677-1580

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Enable Growth Partners LP

Street: One Ferry Building, Suite 255

City/State/Zip: San Francisco, CA 94111

Attention: Adam Epstein

Tel:	(415) 677-1579

Fax:	(415) 677-1580

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Blackwell Partners LLC

By:	/s/ Anders W. Hall
Name:	Anders W. Hall
Title:	Investment Manager
DUMAC, LLC, Authorized Agent

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President
DUMAC, LLC, Authorized Agent

Investment Amount: $1,444,500.00

Tax ID No.: 20-8075455

ADDRESS FOR NOTICE

c/o: Brightleaf Partners LP

Street: 324 Blackwell Street, Suite 520

City/State/Zip: Durham, NC 27701

Attention: Evan Jones & John Pinto

Tel:	(919) 401-6501

Fax:	(919) 401-5622

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Brightleaf Partners LP

Street: 324 Blackwell Street, Suite 520

City/State/Zip: Durham, NC 27701

Attention: Evan Jones & John Pinto

Tel:	(919) 401-6501

Fax:	(919) 401-5622

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Brightleaf Partners LP

By:	/s/ Evan L. Jones
Name:	Evan L. Jones
Title:	Managing Partner

Investment Amount: $265,500.00

Tax ID No.: 42-1536210

ADDRESS FOR NOTICE

c/o: Evan Jones & John Pinto

Street: 324 Blackwell Street, Suite 520

City/State/Zip: Durham, NC 27701

Attention:

Tel:	(919) 401-6501

Fax:	(919) 401-5622

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Evan Jones & John Pinto

Street: 324 Blackwell Street, Suite 520

City/State/Zip: Durham, NC 27701

Attention:

Tel:	(919) 401-6501

Fax:	(919) 401-5622

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Canalside & Co. FBO John Hancock Funds II Emerging Growth Fund

By:	/s/ Ismail Gunes
Name:	Ismail Gunes
Title:	Vice President

Investment Amount: $549,000.00

Tax ID No.: 20-3330866

ADDRESS FOR NOTICE

c/o: Investment Operations – MFCGIM (U.S.)

Street: 101 Huntington Avenue, 6th Floor

City/State/Zip: Boston, MA 02199

Attention:

Tel:	(617) 375-4750

Fax:	(617) 375-4808

DELIVERY INSTRUCTIONS
(if different from above)

c/o: DTC/New York Window

Street: 55 Water Street

City/State/Zip: New York, NY 10041

Attention:	Ref. SSB Acct #2CZL

	Attn:	Robert Mendez

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Belie & Co. FBO John Hancock Trust Emerging Growth Trust

By:	/s/ Ismail Gunes
Name:	Ismail Gunes
Title:	Vice President

Investment Amount: $61,650.00

Tax ID No.: 76-0726397

ADDRESS FOR NOTICE

c/o: Investment Operations – MFCGIM (U.S.)

Street: 101 Huntington Avenue, 6th Floor

City/State/Zip: Boston, MA 02199

Attention:

Tel:	(617) 375-4750

Fax:	(617) 375-4808

DELIVERY INSTRUCTIONS
(if different from above)

c/o: DTC/New York Window

Street: 55 Water Street

City/State/Zip: New York, NY 10041

Attention:	Ref. SSB Acct #2A18

	Attn:	Robert Mendez

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Hare & Co. FBO John Hancock Small Cap Equity Fund

By:	/s/ Ismail Gunes
Name:	Ismail Gunes
Title:	Vice President

Investment Amount: $1,976,850.00

Tax ID No.: 04-3214880

ADDRESS FOR NOTICE

c/o: Investment Operations – MFCGIM (U.S.)

Street: 101 Huntington Avenue, 6th Floor

City/State/Zip: Boston, MA 02199

Attention:

Tel:	(617) 375-4750

Fax:	(617) 375-4808

DELIVERY INSTRUCTIONS
(if different from above)

c/o: The Bank of New York

Street: One Wall Street, 3rd Floor Window A

City/State/Zip: New York, NY 10286

Attention:	Account: John Hancock Small Cap Equity Fund #127226

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Selz Family Trust Dtd 3/7/97

By:	/s/ Liza P. Selz
Name:	Lisa P. Selz
Title:	Trustee

Investment Amount: $360,000.00

Tax ID No.: 13-7106451

ADDRESS FOR NOTICE

c/o: Selz Capital LLC

Street: 600 Fifth Avenue, 25th Floor

City/State/Zip: New York, NY 10020

Attention: Bernard Selz

Tel:	(212) 218-8285

Fax:	(212) 218-8280

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Selz Capital LLC

Street: 600 Fifth Avenue, 25th Floor

City/State/Zip: New York, NY 10020

Attention: Bernard Selz

Tel:	(212) 218-8285

Fax:	(212) 218-8280

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Calhoun & Co. FFC City of Dearborn Policemen and Firemen Revised Retirement Systems

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $151,978.50

Tax ID No.: 38-6055051

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Comerica Bank

Street: 411 W. Lafayette

City/State/Zip: Detroit, MI 48226

Attention: Judy Colling – MC 3404

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Calhoun & Co. FFC City of Dearborn General Employees Retirement Systems

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $74,299.50

Tax ID No.: 38-6055051

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Comerica Bank

Street: 411 W. Lafayette

City/State/Zip: Detroit, MI 48226

Attention: Judy Colling – MC 3404

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Booth & Co. FFC Hartmarx Retirement Income Trust

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $179,356.50

Tax ID No.: 36-6033750

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o: The Northern Trust Co., Harborside Financial Center

Street: 10 Suite 1401, 3 Second Street

City/State/Zip: Jersey City, NJ 07311

Attention: Jose Mero

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Booth & Co. FFC Rush University Medical Center Endowment Account

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $234,828.00

Tax ID No.: 36-6033750

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o: The Northern Trust Co., Harborside Financial Center

Street: 10 Suite 1401, 3 Second Street

City/State/Zip: Jersey City, NJ 07311

Attention: Jose Mero

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Booth & Co. FFC Rush University Medical Center Pension & Retirement

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $283,428.00

Tax ID No.: 36-6033750

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o: The Northern Trust Co., Harborside Financial Center

Street: 10 Suite 1401, 3 Second Street

City/State/Zip: Jersey City, NJ 07311

Attention: Jose Mero

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Gerlach & Co.

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $500,350.50

Tax ID No.: 13-6021155

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o: Citibank NA

Street: 333 West 34th Street, 3rd Floor Securities Vault

City/State/Zip: New York, NY 10001

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

William Blair Small Cap Growth Fund

By:	/s/ Karl Brewer
Name:	Karl Brewer
Title:	Principal, Investment Advisor to Purchaser

Investment Amount: $13,575,757.50

Tax ID No.: 36-4325841

ADDRESS FOR NOTICE

c/o: William Blair & Company, LLC

Street: 222 W. Adams Street

City/State/Zip: Chicago, IL 60606

Attention: Rick Smirl and Christy Oleson

Tel:	(312) 364-8559

Fax:	(312) 577-0908

DELIVERY INSTRUCTIONS
(if different from above)

c/o:	Investors Bank and Trust
William Blair Group

Street: WBF 81-5th Floor, 200 Clarendon Street

City/State/Zip: Boston, MA 02116

Attention: Cody Reitman

Tel: